Exhibit 10.15

AMENDMENT TO THE AMENDED AND RESTATED
SAVINGS INSTITUTE BANK AND TRUST COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective December __, 2011, the Amended and Restated Savings Institute Supplemental Executive Retirement Plan (the “Plan”) is hereby amended by deleting Section 3.5 in its entirety and replacing it with the following new Section 3.5:

“3.5    Change in Control Benefit. If a Participant terminates employment with the Bank following a Change in Control (as such event is defined under Section 409A of the Code and the regulatory guidelines issued thereunder) (other than for Cause), there shall be paid to the Participant an amount equal to the actuarial equivalent lump sum present value of the benefit set forth in Section 3.1 determined as if the Participant retired as of the Change in Control date and without regard to whether the Participant attained his or her Normal Retirement Age as of said date. The Bank shall pay the benefit under this Section 3.5 to the Participant in a lump sum within 30 days of the Participant's termination of employment, unless said payment is delayed pursuant to Section 409A of the Code.”

IN WITNESS WHEREOF, the Savings Institute Bank and Trust Company and __________________ have caused this Amendment to be executed on the ______ day of December, 2011

ATTEST:	SAVINGS INSTITUTE BANK AND TRUST COMPANY

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For the Board of Directors

WITNESS:                    EXECUTIVE

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